As filed with the U.S. Securities and Exchange Commission on March 18, 2024.

Registration No. 333-276804

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________

ISPIRE TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

_________________________

Delaware	2111	93-1869878
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

19700 Magellan Drive
Los Angeles, CA 90502
(310) 742-9975
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________

Michael Wang, Co-Chief Executive Officer
Ispire Technology Inc.
19700 Magellan Drive
Los Angeles, CA 90502
(310) 742-9975
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

Copies to

Richard I. Anslow, Esq. Jonathan Deblinger, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300	John D. Hogoboom, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Telephone: (212) 262-6700

_________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 18, 2024
ISPIRE TECHNOLOGY INC. Up to 1,602,564 Shares of Common Stock

We are offering up to 1,602,564 shares of our common stock, par value $0.0001 per share (“common stock”), at an assumed public offering price of $9.36 per share (the last reported sale price per share of our common stock on the Nasdaq Capital Market on, March 13, 2024).

We have engaged Roth Capital Partners, LLC, and TFI Securities and Futures Limited, or the placement agents, to act as our exclusive placement agents in connection with this offering. The placements agents have agreed to use their reasonable best efforts to arrange for the sale of the shares of common stock offered by this prospectus. The placement agents are not purchasing or selling any of the shares of common stock we are offering and the placement agents are not required to arrange the purchase or sale of any specific number or dollar amount of shares of common stock. We have agreed to pay to the placement agents the placement agent fees set forth in the table below, which assumes that we sell all of the shares of common stock offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum number of shares of common stock or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the shares of common stock offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the shares of common stock offered hereby. Because there is no escrow account and no minimum number of shares of common stock or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page 15 of this prospectus for more information regarding these arrangements.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ISPR.” On, March 13, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $9.36 per share.

All share numbers are based on an assumed public offering price of $9.36 per share, the last reported sale price per share of our common stock on the Nasdaq Capital Market on, March 13, 2024. The actual public offering price per share will be determined between us, the placement agents and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, and a smaller reporting company and are subject to certain reduced public company reporting requirements for this prospectus and our filings with the Securities and Exchange Commission. See “Prospectus Summary — Emerging Growth Company Status.” We are deemed to be a “controlled company” under the Nasdaq listing rules because Tuanfang Liu, our co-chief executive officer and a director, and his wife, Jiangyan Zhu, who is also a director, own 65.9% of our outstanding common stock. As a controlled company, we are not required to comply with certain of Nasdaq’s corporate governance requirements. We do not currently take advantage of any of these compliance exceptions except that Mr. Tuanfang Liu is chairman of the nominating and corporate governance committee. See “Prospectus Summary — Controlled Company.”

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information By Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk.    See the section entitled “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

	Per Share	Total
Public offering price	$	$
Placement agent fees(1)	$	$
Proceeds to us, before expenses(2)	$	$

(1)      See “Plan of Distribution” for additional information about the compensation payable to the placement agent.

(2)      Because there is no minimum number of shares of common stock or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. We estimate the total expenses of this offering payable by us, excluding the placement agent fees, will be approximately $575,000.

The delivery of the shares of common stock is expected to be made on or about            , 2024.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Roth Capital Partners	TFI Securities

The date of this prospectus is            , 2024.

i

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our common stock.

We have not, and the placement agents have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Any representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

For investors outside the United States: we have not, and the placement agents have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States.

This prospectus and the information incorporated by reference into this prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

•        our goals and growth strategies;

•        our expectations regarding demand for and market acceptance of our brand and platforms;

•        our future business development, results of operations and financial condition;

•        our ability to successfully establish and operate our manufacturing facility in Malaysia;

•        our ability to establish material relationships with suppliers other than Shenzhen Yi Jia;

•        the effect of regulations relating to the marketing and sale of vaping products in the United States and other countries;

•        our ability to maintain and improve our infrastructure necessary to operate our business;

•        competition in the vaping industry;

•        the expected growth of, and trends in, the markets for our products and services in the markets in which jurisdictions that we sell our products;

•        the development of a market for cannabis vaping products outside of the United States, including the legalization of cannabis in certain European countries;

•        the expected growth of, and trends in, the markets for our products and services in the markets in which jurisdictions that we sell our products;

•        the effect of supply chain issues on our ability to manufacture and our ability and the ability of our distributors to distribute product;

•        the development of a market for cannabis vaping products and our ability to market cannabis products to adult users;

•        our ability to compete successfully in selling both tobacco and cannabis vapor products, the expected growth of, and trends in, the markets for our products and services in jurisdictions that we sell or plan to sell our products;

•        effects of the COVID-19 pandemic and steps taken by governments to address the pandemic;

•        government policies and regulations relating to our operations, including regulations relating to the sale and distribution of our vaping products and those relating to manufacturing operations;

•        our ability to develop and maintain effective disclosure controls and procedures, and internal controls over financial reporting;

•        our ability to comply with the continued listing standards on the exchange or trading market on which our shares of common stock are listed for trading;

•        our ability to attract and retain qualified senior management personnel and research and development staff;

•        the volatility of our operating results and financial condition and the price of our common stock;

•        our Letter of Intent and Term Sheet with Touch Point Worldwide Inc. d/b/a Berify;

•        general economic and business condition in China and elsewhere;

•        assumptions underlying or related to any of the foregoing; and

•        other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we incorporate by reference with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus and the documents incorporated by reference herein carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus.

Background

We were formed on June 13, 2022. We have two operating subsidiaries, Aspire North America LLC, a California limited liability company (“Aspire North America”), and Aspire Science and Technology Limited, a Hong Kong corporation (“Aspire Science”). On July 29, 2022, we acquired 100% of the equity interest in Aspire North America from Aspire Global Inc. (“Aspire Global”), and our wholly-owned subsidiary Ispire International Limited, a British Virgin Islands corporation (“Ispire International”), acquired 100% of the equity interest in Aspire Science from a wholly-owned subsidiary of Aspire Global in connection with a restructure by Aspire Global pursuant to which the equity in Aspire North America and Aspire Science was transferred to us, and, at the time of the transfer, we had the same stockholders as Aspire Global and our stockholders held the same percentage interest in us as they had in Aspire Global at the time of the transfer.

Unless the context indicates otherwise, all references to “we,” “us,” “our,” the “Company,” or similar terms used in this prospectus refer to (i) Ispire Technology Inc., including its subsidiaries, and (ii) for periods prior to July 29, 2022, the date we acquired our operating subsidiaries, the operations of our subsidiaries prior to our acquisition of the equity in the subsidiaries. Our consolidated financial statements reflect the consolidated operations of us and our subsidiaries as if the acquisition of the subsidiaries occurred on July 1, 2020. See Note 1 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 incorporated by reference into the registration statement of which this prospectus forms a part.

Overview

We are engaged in the research and development, design, commercialization, sales, marketing and distribution of branded e-cigarettes and cannabis vaping products. We sell our tobacco products worldwide except for the PRC, the United States, and Russia. Our tobacco products are marketed under the Aspire brand name and are sold primarily through our distribution network.

We currently sell our cannabis vaping hardware only in the United States, and we have recently commenced marketing activities in Canada and Europe. All of our products are vaping hardware. Vaping refers to the practice of inhaling and exhaling the vapor produced by an electronic vaping device, and includes dabbing, which is the recreational inhalation of extremely concentrated cannabinoids, typically tetrahydrocannabinol, the main psychotropic cannabinoid derived from the marijuana plant. The market for cannabis/CBD vaping continues to grow and is expected to reach $20.5 billion in 2031 according to Transparency Market Research. Our management anticipates that the growing popularity of cannabis in the United States will coincide with an increasingly favorable political environment which we believe will increase the demand for our cannabis vaping products.

Our cannabis products are marketed under the Ispire brand name, primarily on an original design manufacturer (“ODM”) basis to other cannabis vapor companies. ODM generally involves the design and customization of core products to meet each brand’s unique image and needs, and our products are sold by our customers under their own brand names although they may also include our brand name on the products.

Our products use our BDC (bottom dual coil) coil technology which uses bottom dual coils to provide much higher temperature and an expanded heating which we believe achieves much greater flavor and vapor production than other available technologies. We believe that the use of our dual-coil technology enhances the flavor performance of e-liquid, and the hidden wick cotton with special designed wick holes can both extend the tank e-liquid capacity and improve the speed of wicking to increase the coil life.

We believe that our BVC (bottom vertical coil) coil represents a significant technological breakthrough for us in coil technology utilizing a vertical heating wire surrounded by cotton. This design can enable the coil heating to provide uniform temperature from the tank, together with more efficient wicking. This new technology, which Aspire Global introduced in 2014, enables the coil to last longer while still giving users what we believe is the purest and cleanest taste from e-liquids.

We believe that our Cleito tank brings new and innovative technological advancement to the vaping industry. The Cleito uses a revolutionary new coil design that replaces the standard chimney and, we believe, delivers maximized airflow. This design frees up even more restriction in the airflow by eliminating the need for a static chimney within the tank itself, which results in an expanded flavor profile and increased vapor production. Combined with a Clapton kanthal coil for maximum flavor, the Cleito tank delivers a rush of intense flavor and huge vapor with a broad profile. The simple top-fill design makes filling very easy and use more convenient and enjoyable.

Our Ispire cannabis vapor products use our patented DuCore™ (Dual Coil) technology for cannabis vaporizers. This technology enables users to create massive plumes of vape without burning the cannabis oil. These products incorporate our patented dual coil technology for what we believe is best-in-class airflow and taste, and our technology for eliminating the leakage of the oil from the unit, which overcomes a major disadvantage with many existing products.

In June 2023, we introduced our proprietary Ispire ONETM technology and products. Ispire ONETM is designed to eliminate capping issues in the manufacturing/co-packing process; increase consistency and quality of the filled devices; eliminate leaking, spitting, or overheating for cartridges, disposables, and PODs; and improve consumer safety, as the devices are sealed in a sterilized factory environment to eliminate risk of contamination during filling process by Ispire’s customers.

A majority of our products are manufactured and supplied by Shenzhen Yi Jia, which is 95% owned by our co-chief executive officer and controlling stockholder, Tuanfang Liu. We have taken steps toward the establishment and operation of our own manufacturing facilities. On February 5, 2024, we commenced manufacturing on two of the six lines in our approximately 31,000 square foot manufacturing facility in Malaysia. We expect this facility to be fully operational in the second quarter of 2024. Initially, our primary manufacturing operations in Malaysia will be assembling from components that we purchase from other companies. Our Malaysian facility has received several ISO certifications, including ISO9001, ISO14001, ISO13485, and a GMP certification. Because we have only recently commenced Malaysian assembly operations, we may encounter unexpected timing issues or operational and regulatory challenges which could impact our ability to be fully operational on our expected time schedule. Accordingly, we cannot assure you that we will be able to meet the timetable described above, effectively and efficiently operate our facilities, or profitably or efficiently manage variations in manufacturing costs, capacity and demand planning issues, workforce and labor pricing, and local labor laws. Any one of these items could negatively impact the costs of production and thus the Company’s gross margins.

We sell the Aspire brand of tobacco vaporizer technology products in more than 30 countries through our global network of more than 150 distributors. The primary markets for our tobacco products are Europe and the Asia Pacific region, which does not include the PRC.

Recent Developments

Berify Joint Venture

On January 31, 2024, we entered into a Letter of Intent and Term Sheet (the “Term Sheet”) with Touch Point Worldwide Inc. d/b/a Berify (“Berify,” and together with our company, the “Parties”), a technology company specializing in linking physical products to the digital world, digital engagement, and brand protection. The Term Sheet was amended on February 20, 2024 (“Amended Term Sheet”). Under the terms of the Amended Term Sheet, the Parties intend to create a new joint venture that is a Delaware limited liability company (the “NewCo”) that will be 40% owned by us, 40% owned by Berify and 20% owned by Chemular Inc. (“Chemular”). Our contribution to NewCo will be up to $10 million in funding to support research and development, submission by NewCo of premarket tobacco product applications to the U.S. Food and Drug Administration and software development. We expect that other parties, including strategic and financial partners, will participate in the joint venture and become shareholders of NewCo in the future. The Term Sheet also summarizes the terms of certain other commercial agreements to be entered into among the Parties and NewCo with respect to the development, production and exploitation of the assets and the operation of the NewCo business (the “Definitive Documents”).

Berify and Chemular have agreed to enter into a period of exclusivity from the date of Term Sheet until the Drop Dead Date (as defined below) (the “Exclusivity Period”) with respect to its intellectual property related to any product, and any packaging for any product, intended to be used to inhale, vaporize, aerosolize, or heat nicotine and/or tobacco, including any nicotine derivative or analog using its product verification system, method of using blockchain technologies to authenticate products, connected device platform (e.g., the app and dashboard and associated intellectual property) and smart chips or tags (or technology having similar function) (the “Berify Licensed

Assets”). During this Exclusivity Period Berify has agreed not to engage in any discussions or negotiations related to the acquisition or license of any Berify Licensed Assets, except as approved by the Company in advance. Upon execution of the Definitive Documents, we have agreed to issue Berify warrants to purchase 111,111 shares of our common stock at an exercise price of $9.00 per share.

The Term Sheet requires the Parties to negotiate in good faith to execute the Definitive Documents in accordance with the terms contained in the Term Sheet. The execution of the Definitive Documents is subject to a number of contingencies, including the completion of customary due diligence by the Parties, negotiation of the Definitive Documents, approval of the Parties’ respective boards of directors, and the satisfaction of other customary conditions to closing, including without limitation, the receipt of any necessary government and third-party approvals. There can be no assurance that the Definitive Documents will be executed on the terms contemplated in the Term Sheet or otherwise. If the Definitive Documents have not been executed by April 1, 2024 (the “Drop Dead Date”), the Term Sheet shall be considered void, and the Parties shall each be released of their obligations contained therein. The Parties may extend the Drop Dead Date at any time by mutual agreement in writing.

Controlled Company

A controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. We are a controlled company because Mr. Tuanfang Liu, our co-chief executive officer, holds more than 50% of our voting power. For so long as we remain a controlled company, we are exempt from the obligation to comply with certain Nasdaq corporate governance requirements, including:

•        our board of directors is not required to be comprised of a majority of independent directors.

•        our board of directors is not subject to the compensation committee requirement; and

•        we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not currently take advantage of the compliance exemptions provided to controlled companies, other than including our co-chief executive officer and controlling stockholder, Tuanfang Liu, as the chairman of the nominating and corporate governance committee, we may in the future take advantage of such exemptions.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We currently take advantage of certain of these exemptions.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering, which occurred on April 3, 2023; (iii) the date on which we have, during the previous three year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that are held by non-affiliates exceeds

US$700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Matters Relating to PRC Laws

In this prospectus, “China” or the “PRC” refers to the People’s Republic of China; mainland China refers to the PRC, excluding Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region, and PRC Laws refer to the laws, rules, regulations, statutes, notices, circulars and court judicial interpretation or the like of mainland China. Any PRC Laws refer to those currently in force, published for comments (if specifically stated) or being promulgated but have not come into effect (if specifically stated) and publicly available in mainland China as of the date of this prospectus. The majority of our operations are in United States. We are mainly engaged in the research and development, design, commercialization, sales, marketing and distribution of branded e-cigarettes and cannabis vaping products. The sales of our tobacco products are conducted worldwide except for the PRC, the United States, and Russia. Through our global distributor network of more than 150 distributors, we sell the Aspire brand of tobacco vaporizer technology products in more than 30 countries and the main markets for such tobacco products are Europe and the Asia Pacific region, which does not include the PRC. We do not conduct business and we do not have any employees, assets or funds in mainland China. Although most of our cash is in Hong Kong banks, a significant portion of these funds is to be paid to related parties. See “Certain Relationships and Related Party Transactions” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, which is incorporated by reference into the registration statement of which this prospectus forms a part. Our operations are primarily in the United States. Although Tuanfang Liu, our co-chief executive officer, lives in mainland China, where Shenzhen Yi Jia is located, the services that he performs for us in his capacity as our co-chief executive officer are performed primarily in Hong Kong and the United States. In addition to serving as our co-chief executive officer, Mr. Liu is chairman of Shenzhen Yi Jia, and the services he provides in mainland China are performed in his capacity as chairman of Shenzhen Yi Jia. Our employees are largely in the United States, with 62 employees based in the United States and where our research and development activities are conducted, and seven employees in Hong Kong. Our facilities are located primarily in the United States, where we lease more than 41,221 square feet of office, manufacturing and storage space and where our research and development activities are conducted, as compared with 1,850 square feet of office space in Hong Kong. We are also leasing approximately 31,000 square feet for our manufacturing facility in Malaysia. We do not have any variable interest entities arrangements or any similar agreements. As of the date of this prospectus, we do not believe we are subject to PRC Laws applicable to those Chinese companies established in mainland China, based on advice from Han Kun Law Offices. However, we cannot assure you that relevant PRC government authorities would reach the same conclusion as our PRC counsel does. The application of such PRC laws may have a material adverse impact on us. See “Risk Factors — Risks Related to Our Business and Industry — Although we believe that our business is not subject to PRC Laws, our business could be materially impaired if it is determined that our business is subject to PRC Laws” and “Business — Matters Relating to PRC Laws” in our Annual Report on Form 10-K that is incorporated by reference into this prospectus.

We have an operating subsidiary in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990, and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and have executive, legislative and independent judicial power, and the laws and regulations of mainland China shall not be applied to Hong Kong, other than those listed in Annex III to the Basic Law relating to national defense, foreign affairs, and certain other matters that are not within the scope of autonomy of Hong Kong. While the National People’s Congress of the PRC has the power to amend the Basic Law, including Annex III thereto, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, as of the date of this prospectus, national laws of the PRC that would be applicable to us if we were a Chinese corporation do not apply to our Hong Kong subsidiary except for those listed in Annex III to the Basic Law. However, there is no assurance that certain laws and regulations of mainland China, including existing laws and regulations and those enacted or promulgated in the future, will not be applicable to our Hong Kong subsidiary due to change in the current political arrangements between mainland China and Hong Kong or other unforeseeable reasons. The application of such laws and regulations may have a material adverse impact on us, as relevant PRC authorities may impose fines and penalties upon our Hong Kong subsidiary, delay or restrict the repatriation of the proceeds from this offering into Hong Kong, and any failure of us to fully comply with such new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our common stock, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our common stock to significantly decline in value or in extreme cases, become worthless. See “Risk Factors — Risks Related to Our Business and Industry — Although we believe that our business is not subject to PRC Laws, our business could be materially impaired if it is determined that our business is subject to PRC Laws” and “Business — Matters Relating to PRC Laws” in our Form 10-K that is incorporated by reference into this prospectus.

Our Organization

We are a Delaware corporation, incorporated on June 13, 2022. Aspire North America, LLC, a California limited liability company, was formed on February 22, 2020, and 100% of its ownership was transferred to Aspire Global on September 23, 2020, and was transferred by Aspire Global to Ispire Technology on July 29, 2022. Aspire Science, a Hong Kong corporation, was formed on December 9, 2016, as a subsidiary of Aspire Global, and 100% of its equity was transferred to our subsidiary, Ispire International, on July 29, 2022. Ispire International was organized on July 6, 2022. Ispire Malaysia Sdn Bhd was formed by on our behalf by Tuanfang Liu, our Chairman and Co-Chief Executive Officer, under the laws of the Federation of Malaysia on September 1, 2023, and assigned to us on September 22, 2023. Aspire North America and Aspire Science are our operating companies.

The following chart shows our corporate structure.

Our principal executive offices are located at 19700 Magellan Dr, Los Angeles, CA 90502. Our telephone number is (310) 742 9975. Our principal website is www.ispiretechnology.com. The information contained on, or that can be accessed through, our website or any other website or any social media, is not a part of this prospectus.

THE OFFERING

Common Stock to be Offered

Up to 1,602,564 shares of our common stock based on an assumed public offering price of $9.36 per share of common stock, the last reported sale price per share of our common stock on the Nasdaq Capital Market on, March 13, 2024.

Common Stock to be Outstanding Immediately After this Offering	55,881,960 shares(1)
Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $13.2 million. We currently intend to use the net proceeds from this offering in connection with the establishment and operation of our manufacturing facility in Malaysia, the funding of NewCo if the Definitive Documentation is executed by the Drop Dead Date, and for working capital and general corporate purposes, including research and development. See “Use of Proceeds” for additional information.

Risk Factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and the other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

Nasdaq symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “ISPR.”

____________

(1)      Based on 54,279,396 shares of common stock outstanding as of March 13, 2024, and excludes as of that date:

•        2,940,000 shares of common stock issuable upon exercise of stock options issued under our 2022 Equity Incentive Plan (the “Plan”) with a weighted average exercise price of $9.68;

•        571,681 shares of awarded, but unissued restricted stock units issued under our Plan;

•        11,483,836 shares of common stock available for future issuance under our Plan; and

•        62,100 shares issuable pursuant to the warrant held by U.S. Tiger Securities, Inc. with an exercise price of $8.75 (“Tiger Securities”).

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of common stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock could decline, and you could lose all or part of your investment.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You will experience immediate and substantial dilution in the net tangible book value of the shares you purchase in this offering and may experience additional dilution in the future.

The public offering price per share of common stock will be substantially higher than the as adjusted net tangible book value per share of our common stock after giving effect to this offering. Assuming the sale of 1,602,564 shares of our common stock at an assumed public offering price of $9.36 per share, the last reported sale price per share of our common stock on the Nasdaq Capital Market on, March 13, 2024, and after deducting the placement agent fees and estimated offering expenses payable by us, you will incur immediate dilution in as adjusted net tangible book value of approximately $0.74 per share. As a result of the dilution to investors purchasing common stock in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. To the extent shares are issued under outstanding options and warrants at exercise prices lower than the public offering price of our common stock in this offering, you will incur further dilution.

This is a best efforts offering, no minimum amount of common stock is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agents have agreed to use their reasonable best efforts to solicit offers to purchase the common stock in this offering. The placements agent have no obligation to buy any of the common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of the common stock. There is no required minimum number of shares of common stock that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the shares of common stock offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of common stock sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Purchasers who purchase our common stock in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of securities; (ii) our agreement to not enter into any financings for 90 days from closing, subject to certain exceptions;, (iii) our agreement to not enter into variable rate financings for 180 days from closing, subject to certain exceptions; and (iv) indemnification for breach of contract.

Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the per-share market price of our shares of common stock.

Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the per-share market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus, and we cannot predict if and when the purchasers may sell such shares in the public markets. In addition, we cannot predict the number of these shares that might be sold nor the effect that future sales of our shares of common stock would have on the per-share market price of our shares of common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. Consequently, stockholders must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

One customer accounts for a significant portion of our sales.

Our largest distributor, who is a non-exclusive master distributor for the United Kingdom and France, accounted for approximately 26% and 30% of our revenue for the three and six month periods ended December 31, 2023, respectively. No other customer accounted for 10% or more of our revenue during either interim period. On January 1, 2021, we signed a distributorship agreement with this distributor in our standard form, which does not provide any special terms or prices. Pursuant to the distributorship agreement, either party may terminate the agreement without cause upon 30 days’ notice to the other party. We may also not be able to negotiate prices with the distributor on terms acceptable to us, or at all. The loss of this customer, or any reduction, cancellation or delay in sales to this customer could significantly reduce our sales and profitability and have material adverse effect on our business, results of operations and financial condition.

We are exposed to risks relating to our relationship with a related party, and we may not be able to successfully establish and operate manufacturing operations.

A majority of our products are presently manufactured by Shenzhen Yi Jia, a related party. Due to the reliance on our business relationship with Shenzhen Yi Jia, any interruption of its operations, any failure of Shenzhen Yi Jia to accommodate our growing business demands, any termination or suspension of our cooperation terms, or any deterioration of cooperative relationships with Shenzhen Yi Jia may materially and adversely affect our operation. Failure by Shenzhen Yi Jia to provide us satisfactory products and/or services in a timely manner is likely to have a have material adverse effect on our business, financial condition and results of operations. There is a risk in relying on any third-party supplier in that we are dependent on the supplier’s ability to produce a product which meets our quality standards and delivery requirements as well as being dependent upon the supplier’s priorities. These risks are present when the supplier is controlled by Tuanfang Liu, our co-chief executive officer. We do not presently have any plans to engage another material supplier since Shenzhen Yi Jia is familiar with our products, and we are devoting our efforts to establishing our own production facilities with no assurance that we can successfully establish manufacturing facilities.

Furthermore, Shenzhen Yi Jia’s operations may be curtailed or delayed in the event the regulators in the PRC determine that our supplier is not acting in accordance with laws or under appropriate permits or licenses. We may also face additional supply chain risks due to the regulatory and political structure of the PRC, or as a result of the international relationship between the PRC and the United States or any of the other countries in which our products are marketed. For example, any deterioration in the trade relationship between the United States and China, which imposes any restrictions, tariffs or limitations on the export of our products from China would impact our ability to meet our customers’ needs.

Our anticipated Joint Venture is subject to the execution of definitive documentation and not certain to be successful.

As described under the section of this prospectus entitled “Prospectus Summary — Recent Developments — Berify Joint Venture,” we are currently pursuing the Joint Venture with Berify and Chemular. The definitive documents governing the Joint Venture are subject to ongoing negotiation, diligence and satisfaction of various conditions, some of which are outside of our control and, as a result, we may not be able to complete the formation and operation of the Joint Venture on the expected time frame or at all. Furthermore, the integration of the Joint Venture (if completed) could be more costly or time-consuming than we anticipate, and we may not realize the anticipated benefits from the Joint Venture.

USE OF PROCEEDS

We estimate that the net proceeds from the offering will be approximately $13.1 million, after deducting the placement agents fees and estimated offering expenses payable by us. However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We currently intend to use the net proceeds from this offering in connection with the establishment and operation of our manufacturing facility in Malaysia, the funding of NewCo if the Definitive Documentation is executed prior to the Drop Dead Date, and for working capital and general corporate purposes, including research and development. This expected use of proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price paid for the shares of common stock sold in this offering and the as adjusted net tangible book value per share of common stock after this offering.

The net tangible book value of our common stock as of December 31, 2023, was approximately $28.3 million, or approximately $0.52 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our shares of common stock outstanding as of December 31, 2023.

After giving effect to the assumed sale by us in this offering of 1,602,564 shares of common stock in this offering at an assumed public offering price of $9.36 per share, the last reported sale price per share of our common stock on the Nasdaq Capital Market on, March 13, 2024, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been approximately $41.5 million, or approximately $0.74 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.22 per share of common stock to our existing common stockholders and an immediate dilution in as adjusted net tangible book value of approximately $8.62 per share of common stock to purchasers of common stock in this offering. We determine dilution per share to investors participating in this offering by subtracting the as adjusted net tangible book value per share after giving effect to this offering from the assumed public offering price per share paid by investors participating in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$9.36
Net tangible book value per share as of December 31, 2023	$0.52
Increase in as adjusted net tangible book value per share attributable to this offering	$0.22
As adjusted net tangible book value per share after giving effect to this offering		$0.74
Dilution per share to new investors in this offering		$8.62

Each $1.00 increase or decrease in the assumed public offering price of $9.36 per share (the last reported sale price per share of our common stock on the Nasdaq Capital Market on, March 13, 2024) would increase or decrease the as adjusted net tangible book value per share by $0.03 per share and the dilution per share to investors participating in this offering by $0.97 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent fees and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. A 1.0 million share increase in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase the as adjusted net tangible book value per share by approximately $0.14 and decrease the dilution per share to new investors participating in this offering by approximately $0.14, based on an assumed public offering price of $9.36 per share (the last reported sale price of our common stock on the Nasdaq Capital Market on March 13, 2024), and after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a 1.0 million share decrease in the number of shares offered by us, as set forth on the cover page of this prospectus, would decrease the as adjusted net tangible book value per share by approximately $0.15 and increase the dilution per share to new investors participating in this offering by approximately $0.15, based on an assumed public offering price of $9.36 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on March 13, 2024, and after deducting the placement agent fees and estimated offering expenses payable by us.

The table and discussion above are based on 54,279,396 shares of common stock outstanding as of December 31, 2023, and excludes as of that date:

•        14,995,517 shares issuable pursuant to our Plan; and

•        62,100 shares issuable pursuant to the warrant held by Tiger Securities with an exercise price of $8.75.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at pricing.

DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K, filed with the SEC on September 19, 2023, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Our authorized capital stock consists of 140,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of March 13, 2024, there were 54,279,396 shares of common stock outstanding and no shares of preferred stock outstanding. Holders of our common stock are entitled to equal voting rights, consisting of one vote per share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. In the event of liquidation, dissolution or winding up of our company, either voluntarily or involuntarily, each outstanding share of the common stock is entitled to share equally in our assets, subject to the rights of the holders of any series of preferred stock which may be created by the board of directors.

Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. They are entitled to receive dividends when and as declared by our board of directors, out of funds legally available therefore. We have not paid cash dividends in the past and do not expect to pay any within the foreseeable future.

Preferred Stock

Our certificate of incorporation gives our board of directors the power to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights granted to the holders of a series of preferred stock could restrict payment of dividends on the common stock, dilute the voting power of the common stock, impair the liquidation rights of the holders of the common stock and delay or prevent a change in control without further action by stockholders. No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.

Other Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that we shall indemnify to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person, or such person’s testator or intestate, is or was a director or officer of our company or any predecessor of our company, or serves or served at any other enterprise as a director or officer at the request of our company or any predecessor to our company. Any amendment, repeal, or modification of this provision in the certificate of incorporation shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Our certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended, a director shall not be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of, or repeal of this provision of the certificate of incorporation shall apply to or have any effect on the liability or alleged liability of any of our directors for or with respect to any acts or omissions of such director occurring prior to such amendment.

Our certificate of incorporation provides that where, in connection with a compromise or arrangement between us and any class of creditors or stockholders, if a majority in number and three fourths in value of the creditors or stockholders or class of creditors or stockholders, as the case may be, approve a compromise or arrangement which is sanctioned by the court, it is binding on all of the creditors or class of creditors or stockholders or class of stockholders.

Our certificate of incorporation and bylaws also provide for:

•        authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•        eliminating the ability of stockholders to call a special meeting of stockholders;

•        establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings; and

•        establishing Delaware as the exclusive jurisdiction for certain stockholder litigation against us (as described below).

Potential Effects of Authorized but Unissued Stock

Pursuant to our certificate of incorporation, we have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Forum Selection

Our by-laws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation, or our by-laws; or (iv) any action asserting a claim governed by the internal affairs doctrine; in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein.

Our by-laws also provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint for the resolution of any complaint for which such courts have exclusive jurisdiction, including, but not limited to, any complaint asserting a cause of action arising under the Securities Act of 1933 (the “Securities Act”). Therefore, this provision could apply to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and that asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act. The forum selection provision does not apply to actions commenced against us under the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Delaware Law Provisions Relating to Business Combinations with Related Persons

We are subject to the provisions of Section 203 of the Delaware General Corporation Law statute which prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Transfer Agent

The transfer agent for the common stock is Vstock Transfer, LLC (“Vstock”), 18 Lafayette Place, Woodmere, New York 11593, telephone (212) 828-8436.

PLAN OF DISTRIBUTION

We have engaged Roth Capital Partners, LLC (“Roth”), and TFI Securities and Futures Limited (the “placement agents”), to act as our exclusive placement agents to solicit offers to purchase the common stock offered by this prospectus on a reasonable best efforts basis. The placement agents are not purchasing or selling any common stock, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of common stock, other than to use their “reasonable best efforts” to arrange for the sale of the common stock being offered by us. Therefore, we may not sell the entire amount of common stock being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. The placement agent does not guarantee that it will be able to raise new capital in this offering. The terms of this offering are subject to market conditions and negotiations between us and prospective investors in consultation with the placement agents. The placement agents will have no authority to bind us. This offering will terminate no later than [            ], 2024, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the common stock purchased in this offering. The public offering price per share will be fixed for the duration of this offering. The Placement Agents may engage one or more sub-placement agents or selected dealers to assist with the offering.

Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. TFI Securities and Futures Limited is not a broker-dealer registered with the SEC and therefore, to the extent they intend to make any offers or sales of shares in the United States, they will do so only through one or more SEC-registered broker-dealers in compliance with the applicable securities laws and regulations.

We intend to enter into a securities purchase agreement with certain institutional investors purchasing the securities offered hereby. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of 180 days following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for 90 days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

•        standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

•        covenants regarding matters such as no integration with other offerings, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, listing of shares of common stock, and no subsequent equity sales for 90 days.

Placement Agent Fees and Expenses

The following table shows the price per share and total placement agent fees we will pay in connection with the sale of the common stock in this offering.

	Per Share	Total
Public offering price	$	$
Placement agent fees	$	$
Proceeds to us, before expenses	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees, will be approximately $575,000, all of which are payable by us. This figure includes the placement agents’ estimated expenses, including, but not limited to, legal fees for placement agent’s legal counsel, that we have agreed to pay at the closing of the offering up to an aggregate expense reimbursement of $250,000.

Tail

In the event that any investors that were introduced to the Company by Roth (or with whom Roth had discussions with on behalf of regarding the offering) during the term of our engagement agreement with Roth provide any capital to us in a capital-raising transaction within twelve months following the termination or expiration of our engagement agreement with Roth, we will pay Roth the cash compensation provided above on the gross proceeds from such investors.

Lock-up Agreements

Each of our officers and directors have agreed to be subject to a lock-up period of 90 days following the date of this prospectus. This means that, during the applicable lock-up period, they may not offer for sale, contract to sell, or sell any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock subject to certain customary exceptions. In addition, we have agreed to not issue any shares of common stock or securities exercisable or convertible into shares of common stock for a period of 90 days following the closing date of this offering, subject to certain exceptions, and to not issue any securities that are subject to a price reset based on trading prices of our common stock or upon a specified or contingent event in the future, or enter into an agreement to issue securities at a future determined price, for a period of 180 days following the closing date of this offering, subject to certain exceptions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock.

Indemnification

We have agreed to indemnify the placement agents against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the placement agents may be required to make for these liabilities.

Regulation M

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agents will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agents. Under these rules and regulations, the placement agents may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The placement agents and their affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agents have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the placement agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

TFI Securities acted as an underwriter in our initial public offering that closed on April 6, 2023, pursuant to which it received underwriting discounts and commissions of $1,134,000.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

Selling Restrictions Outside the United States

Notice to Prospective Investors in Australia

This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the shares of common stock has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the shares of common stock under this prospectus may only be made to persons: (i) to whom it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the shares of common stock sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Notice to Prospective Investors in Canada

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the placement agents are not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 within, and/or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) (all such persons together being referred to as “relevant persons”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Malaysia

The shares of common stock have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in China and the shares of common stock may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws, rules and regulations of China. For the purpose of this paragraph only, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Hong Kong

The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to our shares of common stock be issued or may be in possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in the Republic of China (Taiwan)

The shares of common stock have not been and will not be registered with the Financial Supervisory Commission of Taiwan, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

Notice to Prospective Investors in Indonesia:

This prospectus does not, and is not intended to, constitute a public offering in Indonesia under Law Number 8 of 1995 regarding Capital Market. This prospectus may not be distributed in the Republic of Indonesia and the shares of common stock may not be offered or sold in the Republic of Indonesia or to Indonesian citizens wherever they are domiciled, or to Indonesia residents, in a manner which constitutes a public offering under the laws of the Republic of Indonesia.

Notice to Prospective Investors in Vietnam:

This offering of shares of common stock has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars. The shares of common stock will not be offered or sold in Vietnam through a public offering and will not be offered or sold to Vietnamese persons other than those who are licensed to invest in offshore securities under the Law on Investment of Vietnam.

Notice to Prospective Investors in Thailand:

This prospectus does not, and is not intended to, constitute a public offering in Thailand. The shares of common stock may not be offered or sold to persons in Thailand, unless such offering is made under the exemptions from approval and filing requirements under applicable laws, or under circumstances which do not constitute an offer for sale of the shares to the public for the purposes of the Securities and Exchange Act of 1992 of Thailand, nor require approval from the Office of the Securities and Exchange Commission of Thailand.

Notice to Prospective Investors in Korea:

The shares of common stock may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The shares of common stock have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the shares of common stock may not be resold to Korean residents unless the purchaser of the shares of common stock complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the shares of common stock.

Notice to Prospective Investors in Japan:

The shares of common stock offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (1) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (2) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in New Zealand:

This document has not been registered, filed with, or approved by any New Zealand regulatory authority under the Financial Markets Conduct Act 2013 (New Zealand) (“FMCA”). This document is not a product disclosure statement under New Zealand law and is not required to, and may not, contain all the information that a product disclosure statement under New Zealand law is required to contain. The Securities are not being offered or sold in New Zealand (or allotted with a view to being offered for sale in New Zealand) other than to a person who is a “wholesale investor” within the meaning of clause 3(2) of Schedule 1 of the FMCA — that is, a person who:

•        is an “investment business” within the meaning of clause 37 of Schedule 1 of the FMCA;

•        meets the “investment activity criteria” specified in clause 38 of Schedule 1 of the FMCA;

•        is “large” within the meaning of clause 39 of Schedule 1 of the FMCA; or

•        is a “government agency” within the meaning of clause 40 of Schedule 1 of the FMCA.

The Securities are not being offered or sold to retail investors in New Zealand.

Notice to Prospective Investors in the European Economic Area:

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the Cayman Islands:

No offer or invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

•        our Annual Report on Form 10-K for the year ended June 30, 2023, filed on September 19, 2023;

•        our Quarterly Reports on Form 10-Q for the period ended September 30, 2023, filed on November 14, 2023, and for the period ended December 31, 2023, filed with the SEC on February 20, 2024; and

•        our Current Reports on Form 8-K, filed on July 7, 2023, August 9, 2023, September 8, 2023, September 15, 2023 (as amended by the Form 8-K/A filed on September 19, 2023), September 27, 2023, December 15, 2023, January 26, 2024, and February 1, 2024 (other than any portions thereof deemed furnished and not filed).

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the filing date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by contacting:

Ispire Technology Inc.
19700 Magellan Drive
Los Angeles, CA 90502

Attention: Investor Relations
(310) 742-9975

You also may access these filings on our website at www.ispiretechnology.com. We do not incorporate the information on our website or any other website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website or any other website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus and in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the placement agents have authorized anyone else to provide you with different information. We are not making an offer of common stock in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our common stock.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website, www.ispiretechnology.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. The placement agents are being represented by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated financial statements as of June 30, 2022 and 2023 and for each of the years then ended incorporated by reference into this prospectus have been so included in reliance on the report of MSPC Certified Public Accountants and Advisors, A Professional Corporation, given on the authority of such firm as experts in accounting and auditing.

Up to 1,602,564 Shares of Common Stock

ISPIRE TECHNOLOGY INC.

________________________________________

PRELIMINARY PROSPECTUS

________________________________________

Roth Capital Partners	TFI Securities

The date of this prospectus is            , 2024.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than placement agent fees, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the FINRA filing fee.

Amount
SEC Registration Fee	$3,690
FINRA Filing Fee	4,250
Legal Fees and Expenses	400,000
Accounting Fees and Expenses	155,000
Miscellaneous Expenses	12,060
Total expenses	$575,000

Item 14. Indemnification of Directors and Officers.

The Company’s certificate of incorporation provides that the Company shall indemnify to the fullest extent permitted by law as it presently exists or may hereafter be amended any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person, or such person’s testator or intestate, is or was a director or officer of the Company or any predecessor of the Company, or serves or served at any other enterprise as a director or officer at the request of the Company or any predecessor to the Corporation. Any amendment, repeal, or modification of this provision of the Company’s certification shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

The Company’s certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended, a director of the Company shall not be personally liable to the Company or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of, or repeal of this provision of the certificate of incorporation shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

Section 145 of the Delaware General Corporation Law gives the Company broad authority to indemnify our officers and directors. under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

1.      In connection with the Company’s organization, the Company issued 50,000,000 shares of common stock to the stockholders of Aspire Global Inc. The shares were issued in connection with a restructure of Aspire Global, in connection with which 100% of the equity of Aspire North America LLC and Aspire Science and Technology Limited, which were wholly-owned direct or indirect subsidiaries of Aspire Global, was transferred to the Company on July 29, 2022. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

2.      On June 26, 2023, the Company entered into agreements (collectively, “Purchase Agreements”) dated June 26, 2023 with three investors pursuant to which the investors purchased from the Company in a private placement (the “Private Placement”) an aggregate of 1,117,420 shares (“Shares”) of the Company’s common stock, par value $0.0001 per share, at a purchase price of $7.1318 per Share. The gross proceeds to the Company, before deducting placement agent fees and other offering expenses, were approximately $7,969,221. The Private Placement closed on June 26, 2023. The issuance of the Shares was exempt from registration (i) pursuant to Section 4(a)(2) under the Securities Act with respect to 490,759 shares issued to one United States investor and (ii) pursuant to Regulation S of the Securities Act with respect to 626,661 shares issued to two investors who are not US Persons. US Tiger Securities Inc. (“US Tiger”), who was the managing underwriter of the Company’s initial public offering in April 2023, acted as the exclusive placement agent for the Private Placement, with TFI Securities and Futures Limited acting as a selling group member. US Tiger received a fee of $478,153 for serving as exclusive placement agent.

3.      Pursuant to an agreement dated April 14, 2023, with Acorn Management Partners, L.L.C. (“Acorn”), in August 2023, the Company issued 24,089 shares of common stock to Acorn for investor relations services. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as a transaction not involving a public offering. No brokerage or placement agent fees were paid in connection with the issuance.

4.      Pursuant to an agreement dated July 19, 2023, with FORCE Family Office, LLC (“FORCE”), in August 2023, the Company issued 18,000 shares of common stock to FORCE’s designee for investor relations services rendered by FORCE. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as a transaction not involving a public offering. No brokerage or placement agent fees were paid in connection with the issuance.

Item 16. Exhibits.

The list of exhibits following the signature page of this registration statement is incorporated by reference herein.

Exhibit number	Description
1.1	Form of Placement Agency Agreement.
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (No. 333-269470) filed with the SEC on January 31, 2023)
3.2	By-laws (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (No. 333-269470) filed with the SEC on January 31, 2023)
4.1	Representative’s Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the SEC on April 6, 2023)
5.1	Opinion of Ellenoff Grossman & Schole LLP as to the legality of the securities being registered
10.1

Intellectual Property Transfer Agreement dated September 30, 2022, by and among Aspire Global Inc., Shenzhen Yi Jia, Tuanfang Liu, Aspire North America LLC and Ispire Technology Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 (No. 333-269470) filed with the SEC on January 31, 2023)

10.2

Intellectual Property License Agreement dated September 30, 2022, by and among Aspire Global Inc., Shenzhen Yi Jia, Tuanfang Liu, Aspire Science and Technology Limited and Ispire Technology Inc. (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1 (No. 333-269470) filed with the SEC on January 31, 2023)

10.3†

Employment agreement dated January 31, 2023, between the Company and Tuanfang Liu (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1/A (No. 333-269470) filed with the SEC on February 16, 2023)

10.4†

Employment agreement dated January 31, 2023, between the Company and Michael Wang (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-1/A (No. 333-269470) filed with the SEC on February 16, 2023)

10.5†	2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.6 of the Registrant’s Registration Statement on Form S-1 (No. 333-269470) filed with the SEC on January 31, 2023)

Exhibit number	Description
10.6

Independent director agreement dated September 29, 2023 with Brent Cox (incorporated by reference to Exhibit 10.6 of the Registrant’s Registration Statement on Form S-1 (No. 333-273904) filed with the SEC on October 11, 2023)

10.7

Form of independent director agreement dated September 29, 2023 with John Fargis (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-1 (No. 333-273904) filed with the SEC on October 11, 2023)

10.8

Distributorship Agreement dated January 1, 2021, between Aspire Science and Technology Limited and Your-Buyer International Limited (incorporated by reference to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-1(No. 333-269470) filed with the SEC on January 31, 2023)

10.9

Supply agreement dated January 27, 2023 by and between Aspire North America LLC and Shenzhen Yi Jia (incorporated by reference to Exhibit 10.11 of the Registrant’s Registration Statement on Form S-1 (No. 333-269470) filed with the SEC on January 31, 2023)

10.10

Supply agreement dated January 27, 2023 by and between Aspire Science and Technology Limited and Shenzhen Yi Jia (incorporated by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form S-1 (No. 333-269470) filed with the SEC on January 31, 2023)

10.11

Form of Subscription Agreement dated June 26, 2023 between the Company and the Purchasers in the Private Placement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (No. 001-41680) filed with the SEC on June 27, 2023)

10.12

Independent director agreement dated September 29, 2023 with Christopher Robert Burch (incorporated by reference to Exhibit 10.6 of the Registrant’s Registration Statement on Form S-1 (No. 333-273904) filed with the SEC on October 11, 2023)

10.13	Form of Securities Purchase Agreement
23.1	Consent of MSPC Certified Public Accountants and Advisors, A Professional Corporation
23.2	Consent of Ellenoff Grossman & Schole, LLP (included as part of Exhibit 5.1 hereto)
23.3	Consent of Han Kun Law Offices
24.1*	Power of Attorney (included on signature page of the initial filing of Registration Statement on Form S-1)
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Calculation of Filing Fee Table

____________

*        Previously filed

†        Compensatory plan, contract or arrangement

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 17. Undertakings

(1)    The undersigned registrant hereby undertakes:

(a)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    The undersigned registrant hereby undertakes that:

(a)     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on March 18, 2024.

ISPIRE TECHNOLOGY INC.
By:	/s/ Michael Wang
	Name:	Michael Wang
	Title:	Co-Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael Wang	Co-Chief executive officer	March 18, 2024
Michael Wang	(principal executive officer)
/s/ Tuanfang Liu	Co-Chief executive officer and director	March 18, 2024
Tuanfang Liu	(principal executive officer)
/s/ Daniel J. Machock	Chief financial officer	March 18, 2024
Daniel J. Machock	Principal financial and accounting officer
*	Director	March 18, 2024
Jiangyan Zhu
*	Director	March 18, 2024
Christopher Robert Burch
*	Director	March 18, 2024
Brent Cox
*	Director	March 18, 2024
John Fargis
* By	/s/ Michael Wang
Michael Wang
Attorney-in-fact